                                                                      EXHIBIT 23

KPMG LETTERHEAD











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
Pall Corporation:


         We consent to the incorporation by reference in the registration statements (numbers 33-44399, 33-51151, 33-64751, 333-68371, 333-51090,
333-76976, 333-82469, 333-111218, 333-87655 and 333-111212) on Form S-8, and
registration statements (numbers 333-17417, 333-18971 and 333-104595) on Form S-3 of Pall Corporation of our report dated September 13, 2004, with respect to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 31, 2004 and August 2, 2003 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 2004, and the related financial statement schedule, which report appears in the July 31, 2004 annual report on Form 10-K of Pall Corporation.




                                            /s/ KPMG LLP
                                            ------------
                                                KPMG LLP

Melville, New York
October 13, 2004